Exhibit 4.44

BIRKS & MAYORS INC.

LONG-TERM INCENTIVE PLAN

1.	Purposes of the Plan.

The purposes of this Long-Term Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Units, Performance Shares or Stock Appreciation Rights.

2.	Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee or Officer as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Shares are listed or quoted.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Unit or Performance Share granted under the Plan.

(d) “Award Agreement” means a written agreement by which an Award is evidenced.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the happening of any of the following:

(i) When any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee, or any person or affiliate of such person who beneficially owns on the date of adoption of this Plan securities of the Company representing 50 percent or more of the combined voting power of the Company), is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities (provided, however, that for purposes of this paragraph (i), a Change in Control shall not result from the transfer of securities of the Company by any individual (the “Transferor”) to any other individual described in section 5(h)(iii)(A) of this Plan (“Family Member”), or to a trust in which the Transferor and his or her Family Members own more than 50 percent of the beneficial interests or to an entity in which the Transferor and his or her Family Members own more than 50 percent of the combined voting power); or

(ii) The closing of the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation; provided, however, that a sale of assets to or a merger with or into any person that beneficially owns on the date of adoption of this Plan securities of the Company representing 50% or more of the total combined voting power of the Company, or a sale of assets to or merger with or into any affiliate of such person, shall not constitute a Change in Control.

(g) “Change in Control Price” means, as determined by the Board,

(i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or

(ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or

(iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan and constituted to satisfy Applicable Law.

(j) “Company” means Birks & Mayors Inc., a corporation currently existing under the Canada Business Corporations Act, R.S.C., 1985, chapter C-44.

(k) “Consultant” means a person, other than an Employee or an Officer of the Company or a Parent or a Subsidiary of the Company that (a) is engaged to provide services to the Company that (a) is engaged to provide services to the Company or a Subsidiary of the Company, other than services provided in relation to a distribution of securities, (b) provides the services under a written contract with the Company or a Subsidiary of the Company, and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company; and the definition of Consultant above includes, for an individual consultant, a corporation of which the individual consultant is an employee or a shareholder, and a partnership of which the individual consultant is an employee or a partner. A non-Employee Director who is paid only a director’s fee by the Company or who is compensated by the Company for his or her services as a non-Employee Director shall be deemed to meet the definition of Consultant for the purposes of this Plan whether or not the other criteria above is met and, in addition, as used herein, “consulting relationship” shall be deemed to include services by a non-Employee Director.

(l) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated. Continuous Status as an

Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(m) “Covered Shares” means the Shares subject to an Award.

(n) “Date of Grant” means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(o) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company. Notwithstanding the foregoing, no person shall be considered an Employee under the Plan unless such person is treated as an employee on the books and records of the Company, any Parent or any Subsidiary.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on an established stock exchange or a national market system, including, without limitation, the American Stock Exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share shall be the closing sales price for such a share (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are not quoted on the American Stock Exchange but are quoted on the NASDAQ System (but not on the National Market System thereof) or are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Shares, the Fair Market Value of a Share shall be determined in good faith by the Administrator.

(u) “Grantee” means an individual who has been granted an Award.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “ITA” means the Income Tax Act (Canada).

(x) “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted under the Plan.

(bb) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(cc) “Performance Period” means the time period during which the performance goals established by the Administrator with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(dd) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(ee) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(ff) “Plan” means this Long-Term Incentive Plan.

(gg) “Restricted Stock Award” means an Award that is awarded to a Grantee pursuant to Section 8 of the Plan.

(hh) “Restricted Stock Units” means a right to receive Shares subject to the terms and conditions set forth in the Award Agreement.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Shares” means Class A Voting Shares, without nominal or par value, of the Company, as adjusted in accordance with Section 11 of the Plan.

(kk) “Stock Appreciation Right” or “SAR” means a right granted under Section 7 of the Plan.

(ll) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the total combined voting power of all classes of stock is held, directly or indirectly, by the Company, whether or not such corporation now exists or is hereafter organized or acquired, whether directly or indirectly, by the Company.

3.	Stock Subject to the Plan.

Subject to the provisions of Section 11 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards is 900,000 Shares. In addition, the maximum aggregate number of Shares that may be subject to Incentive Stock Options is 900,000 Shares. The grant of a SAR shall not reduce the number of Shares that may be subject to Awards; however, the number of Shares issued by the Company upon the exercise of a SAR shall reduce the number of Shares that may be subject to Awards. The Shares may be either treasury or authorized but unissued Shares.

If an Award expires or becomes unexercisable without having been exercised in full, the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). If any Shares (whether subject to or received pursuant to an Award granted hereunder, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Award) are withheld or applied as payment by the Company in connection with the exercise of an Award or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Awards under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants. Except as provided below, the Plan shall be administered by (A) the Board, or (B) a Committee.

(ii) Rule 16b-3. To the extent the Administrator considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code. To the extent the Administrator considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(iv) Authorization of Officers and Committees to Grant Options. In accordance with Applicable Law, the Board may, by a resolution adopted by the Board, authorize Committees and/or one or more Officers to designate Officers and Employees and Consultants (excluding the Officers so authorized) to be Grantees of Options and determine the number of Options to be granted to such Officers and Employees; provided, however, that the resolution adopted by the Board so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Committee or Officer or Officers may so grant.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or Officers, subject to the specific duties delegated by the Board to such Committee or Officers, the Administrator shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Shares, in accordance with Section 2(t) of the Plan;

(ii) to select the Consultants and Employees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan, except as otherwise provided in Section 6(a)(iii) of the Plan with respect to non-Employee Directors;

(iv) to determine the number of Shares to be covered by each Award granted under the Plan, except as otherwise provided in Section 6(a)(iii) of the Plan with respect to non-Employee Directors;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 13 of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of Subsidiaries that have headquarters outside of Canada and the United States as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to Subsidiaries that have headquarters outside of Canada and the United States, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16 of the Exchange Act; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5.	Eligibility and General Conditions of Awards.

(a) Eligibility. All Employees and Consultants are eligible for grants of Awards. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. No Incentive Stock Options shall be granted to Employees who are resident of Canada under the ITA or a tax convention to which Canada is a party. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Administrator pursuant to Section 10 of the Plan may, if so permitted or required by the Administrator, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

(c) Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement.

(d) Termination of Employment or Consulting Relationship. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s death or Disability), then, unless otherwise provided by the Award Agreement, and subject to Section 11 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement:

(i) the Grantee may exercise his or her unexercised Option or SAR at any time within 12 months from the Date of Termination, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the Date of Termination (but in no event later than the expiration of the term of the Option or SAR as set forth in the Award Agreement). If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards;

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(f) Death of Grantee. In the event of the death of a Grantee, then, unless otherwise provided by the Award Agreement,

(i) the Grantee’s unexercised Option or SAR may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Grantee’s estate (or the liquidator of the estate) or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall immediately revert to the Plan. If, after death, the Grantee’s estate (or the liquidator of the estate) or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the date of death, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the date of death shall promptly be settled by delivery to the Grantee’s estate (or the liquidator of the estate) or to the person who acquired the right thereto by bequest or inheritance, of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards;

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of death shall terminate immediately upon the date of death.

(g) Buyout Provisions. The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee in writing at the time the Award is granted. Any such cash offer made to an Officer or Director shall comply with the provisions of Rule 16b-3 relating to cash settlement of stock appreciation rights. This provision is intended only to clarify the powers of the Administrator and shall not in any way be deemed to create any rights on the part of Grantees to buyout offers or payments.

(h) Non-transferability of Awards.

(i) Except as provided in Section 5(h)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(h)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred to, or encumbered by a Grantee otherwise than, as the case may be, by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Administrator (after obtaining an opinion of legal counsel that such transfer does not violate or conflict with any Applicable Law), and subject to such terms and conditions as may be prescribed by the Administrator, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the Grantee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) or (B) above or the Grantee, in exchange for an interest in such entity.

6.	Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds US$100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value (determined on the Date of Grant) of Shares with respect to the portion of such Incentive Stock Option that is exercisable for the first time during any calendar year (“Current Grant”) by the Grantee and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) by such Grantee would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year, Options to purchase more than 200,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(iii) The determination of the number of Shares to be covered by each Option granted to Consultants who are non-Employee Directors and the frequency of such grants shall be made in accordance with the applicable rules and procedures established by the Board.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns shares of the Company representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator. Except as otherwise provided in this Section 6(c)(i), the exercise price of an Incentive Stock Option shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns shares representing more than 10 percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares or other equity interests of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Administrator determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, personal check, wire transfer or, subject to the approval of the Administrator:

(i) pursuant to rules and procedures approved by the Administrator, promissory notes;

(ii) Mature Shares;

(iii) pursuant to rules and procedures approved by the Administrator, (A) through the sale of the Shares acquired on the exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise; or

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

(f) Exercise of Option; Procedure for Exercise; Rights as a Shareholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Company receives:

(1) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and

(2) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

(3) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the share certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 11 of the Plan.

(4) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7.	Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator may grant SARs in tandem with an Option (“Tandem SARs”) or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option.

(b) Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The exercise price per Share of a SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The value of the payment with respect to the Tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Administrator shall specify. As determined by the Administrator, the payment upon exercise of a SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 200,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8.	Restricted Stock Awards.

Subject to the terms of the Plan, the Administrator may grant Restricted Stock Awards to any Employee or Consultant, in such amount and upon such terms and conditions as shall be determined by the Administrator. No Restricted Stock Awards shall be granted to Employees who are resident of Canada under the ITA or a tax convention to which Canada is a party.

(a) Administrator Action. The Administrator acting in its absolute discretion shall have the right to grant Restricted Stock Awards to Employees and Consultants under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Awards Agreement, and each Restricted Stock Awards Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Shares will be forfeited. Restricted Stock Awards may be Performance-Based Restricted Stock Awards or non-Performance-Based Restricted Stock Awards.

(b) Performance-Based Restricted Stock Awards.

(i) Effective Date. A Performance-Based Restricted Stock Award shall be effective as of the date the Administrator certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation. No more than 200,000 Shares may underlie Performance-Based Restricted Stock Awards granted to an Employee or a Consultant in any fiscal year.

(iii) Grant Conditions. The Administrator, acting in its absolute discretion, may select from time to time Employees and Consultants to receive grants of Performance-Based Restricted Stock Awards in such amounts as the Administrator may, in its absolute discretion, determine, subject to any limitations provided in the Plan. The Administrator shall make the effectiveness of each grant subject to the attainment of certain performance targets. The Administrator shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock Award grants will be one or more of the following criteria of the Company: (i) Share price; (ii) average annual growth in earnings per share; (iii) increase in shareholder value; (iv) earnings per share; (v) net income; (vi) return on assets; (vii) return on shareholders’ equity; (viii) increase in cash flow; (ix) operating profit or operating margins; (x) revenue growth; and (xi) operating expenses. The related Restricted Stock Awards Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions. The Administrator may make each grant of Performance-Based Restricted Stock Awards (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Administrator acting in its absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Awards Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Performance-Based Restricted Stock Awards shall depend on the extent to which each such condition is timely satisfied. A share certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of Shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Awards Other Than Performance-Based Restricted Stock Awards.

(i) Effective Date. A grant of Restricted Stock Awards which is not a grant of Performance-Based Restricted Stock Awards shall be effective (a) as of the date set by the Administrator when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Administrator determines that such conditions have been timely satisfied. No more than 200,000 Shares may underlie Restricted Stock Awards which are not Performance-Based granted to an Employee or a Consultant in any fiscal year.

(ii) Grant Conditions. The Administrator acting in its absolute discretion may make the grant of Restricted Stock Awards which are not Performance-Based Restricted Stock Awards to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Administrator deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Awards Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions. The Administrator may make each grant of Restricted Stock Awards which is not a grant of Performance-Based Restricted Stock Awards (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Administrator acting in its absolute discretion deems appropriate under the circumstances for Employees or Consultants generally or for a Grantee in particular, and the related Restricted Stock Awards Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock Awards which is not a grant of Performance-Based Restricted Stock Awards shall depend on the extent to which each such condition is timely satisfied. A share certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of Shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights. Each Restricted Stock Awards Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to Shares underlying his or her Restricted Stock Award after the date his or her Restricted Stock Award grant has become effective and before the first day that the Grantee’s interest in such underlying Shares is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Awards Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on the Shares underlying his or her Restricted Stock Awards when such dividends were paid. If a Restricted

Stock Awards Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on the Shares underlying Restricted Stock Awards after the grant is effective but before the Grantee’s interest in such underlying Shares has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock Award, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying Shares with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or Shares, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. A Grantee shall have the right to vote the underlying Shares related to his or her Restricted Stock Awards after the grant is effective with respect to such underlying Shares but, as the case may be, before his or her interest in such Shares has been forfeited.

(e) Satisfaction of Forfeiture Conditions. Shares underlying Restricted Stock Awards shall cease to be restricted at such time as a Grantee’s interest in such Shares becomes nonforfeitable under the Plan, and the certificate representing such Shares shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

(f) Restricted Stock Units. The Administrator may grant Restricted Stock Units to Employees or Consultants who are resident of Canada under the ITA or a tax convention to which Canada is a party so long as same vest and are payable no later than December 31 of the third year following their grant, subject to any other terms and conditions set out in an Restricted Stock Units Award Agreement.

(i) Effective Date. A Restricted Stock Units Award shall be effective as of the date the Administrator certifies that the applicable conditions described in Section 8(f)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation. No more than 200,000 Shares may underlie Restricted Stock Units Awards granted to an Employee or a Consultant in any fiscal year.

(iii) Grant Conditions. The Administrator, acting in its absolute discretion, may select from time to time Employees and Consultants to receive grants of Restricted Stock Units Award in such amounts as the Administrator may, in its absolute discretion, determine, subject to any limitations provided in the Plan. The Administrator shall make the effectiveness of each grant subject to the attainment of certain performance targets. The Administrator shall determine the performance targets which will be applied with respect to each grant of Restricted Stock Units Awards at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Restricted Stock Units Award grants will be one or more of the following criteria of the Company: (i) Share price; (ii) average annual growth in earnings per share; (iii) increase in shareholder value; (iv) earnings per share; (v) net income; (vi) return on assets; (vii) return on shareholders’ equity; (viii) increase in cash flow; (ix) operating profit or operating margins; (x) revenue growth; and (xi) operating expenses. The related Restricted Stock

Units Award Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria. For sake of greater certainty, no Shares or Share certificates shall be issued, and no Employee or Consultant shall have any entitlement to same (or any voting or dividend rights further to any such Shares), pursuant to a grant of a Restricted Stock Unit Award unless and until such time as all performance criteria applicable to such Restricted Stock Unit Award has been satisfied.

9.	Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Administrator shall determine. The Administrator shall not grant Performance Units or Performance Shares that vest more than three (3) years after the year during which they are granted to Employees or Consultants who are resident of Canada under the ITA or a tax convention to which Canada is a party.

(b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Administrator shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(c) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company or a Subsidiary of the Company during a Performance Period, then, to the extent the Administrator determines appropriate, the Administrator may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Administrator may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.	Tax Withholding.

The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator. The Administrator may in its sole discretion disapprove and give no effect to the Withholding Election.

11.	Adjustments Upon Changes in Capitalization or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Covered Shares, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Shares, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration so as to result in any such adjustment. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Shares.

(b) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i) Vesting. The Administrator, in the exercise of its sole discretion, may provide that any Award outstanding on the date such Change in Control is determined to have occurred that is not yet exercisable and vested on such date shall become fully exercisable and vested on the date of such Change in Control.

(ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or SAR shall terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Covered Shares, including Shares as to which the Option or SAR would not otherwise be exercisable.

(iii) Merger or Asset Sale or Other Change in Control. In the event of the occurrence of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, in each case resulting in a Change in Control, or other event resulting in a Change in Control, the Administrator, in the exercise of its sole discretion, shall be entitled to take any of the following actions, or any other action that the Administrator, in the exercise of its sole discretion, determines to be fair to the holders of Awards:

(A) prior to the occurrence of such a Change in Control, provide that all outstanding Awards upon the consummation of such a merger or sale shall be assumed by, or an equivalent option or right shall be substituted by, the successor corporation or a parent or subsidiary of the successor corporation;

(B) prior to the occurrence of such a Change in Control, provide that all outstanding Awards, to the extent they are exercisable and vested (including, if so determined by the Administrator in the exercise of its sole discretion, Awards that shall become exercisable and vested pursuant to Section 11(b)(i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Awards). These cash proceeds shall be paid to the Grantee or, in the event of death of a Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Award by bequest or inheritance; or

(C) prior to the occurrence of such a Change in Control, provide for the Grantee to have the right to exercise the Award as to all or a portion of the Covered Shares, including, if so determined by the Administrator in the exercise of its sole discretion, Shares as to which it would not otherwise be exercisable. If the Administrator makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Award shall be fully exercisable for a period of 15 days from the date of such notice (or such shorter period of time as the Administrator determines to be reasonable in the exercise of its sole discretion), and the Award will terminate upon the expiration of such period.

12.	Term of Plan.

The Plan shall become effective upon its approval by the shareholders of the Company within 12 months before or after the date of its adoption by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Shares are listed or quoted. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 13 of the Plan.

13.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute, or any other applicable corporate or securities law, rule or regulation, including the requirements of any exchange or quotation system on which the Shares are listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.	Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, any other Applicable Law, and the requirements of the American Stock Exchange or any other share exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require, among other things, that the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.	Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the grant of any Awards or to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant any Awards or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If, as of the date of grant, the granting of an Award exceeds or causes to be exceeded the maximum number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan. The Company shall have no liability to the Grantee if the grant of an Award exceeds or causes to be exceeded the maximum number of Shares that may be issued under the Plan.

16.	Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.	Rights of Employees and Consultants.

Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company or any of its Subsidiaries, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

18.	Sub-plans for Foreign Subsidiaries.

The Board may adopt sub-plans applicable to particular Subsidiaries that have headquarters outside of Canada and the United States. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

19.	Construction.

The Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

20.	Authorized Shares.

In no event shall the Company issue Shares, or Awards requiring the Company to issue Shares, pursuant to this Plan if such issuance, when combined with the Shares issuable under any of the Company’s other equity incentive award plans (whether currently in force or hereafter existing) and all other Shares issuable under this Plan, would exceed 1,304,025 Shares (the “Share Limit”), unless the issuance of such Shares or Awards in excess of the Share Limit is approved by the shareholders of the Company. The preceding sentence shall not limit the Company’s ability to issue Awards under this Plan that are payable other than in Shares, including cash-settled SARs. Notwithstanding the Share Limit imposed by this section 20, the Company acknowledges that as of June 2, 2006, the Company has outstanding grants of equity incentive awards that exceed the Share Limit and it is the specific intent of the Company that such Share Limit shall have no effect on the validity of any stock options or other equity incentive awards granted by the Company pursuant to any plan or employment agreement prior to June 2, 2006. For clarification purposes, any outstanding grants under any equity incentive award plans, which are payable at the discretion of the Company in cash or stock, shall be paid in cash until such time as the number of outstanding grants of equity incentive awards falls below the Share Limit.